                                       1
EXHIBIT 99.10

                  RAYTHEON SAVINGS AND INVESTMENT PLAN (10014)

                              FINANCIAL STATEMENTS
                           TO ACCOMPANY 1998 FORM 5500
                     ANNUAL REPORT OF EMPLOYEE BENEFIT PLAN
                               UNDER ERISA OF 1974

                      FOR THE YEAR ENDED DECEMBER 31, 1998



The supplemental schedules required to accompany the Plan's Form 5500 are not required since the Plan's assets are held in a Master Trust. Accordingly, the Plan administrator must file detailed financial information, including the supplemental schedules, separately with the Department of Labor.

                        Report of Independent Accountants

To the Participants and Administrator of the Raytheon Savings and Investment Plan (10014):

In our opinion, the accompanying statements of net assets available for plan benefits and the related statement of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for benefits of the Raytheon Savings and Investment Plan (10014)(the "Plan") at December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Notes A and H to the financial statements, the Board of Directors of Raytheon Company voted on December 16, 1998, to merge the Plan into the Raytheon Employee Savings and Investment Plan.

PricewaterhouseCoopers LLP

Boston, Massachusetts
June 4, 1999

                  RAYTHEON SAVINGS AND INVESTMENT PLAN (10014)
              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                        as of December 31, 1998 and 1997



                                              1998            1997



Assets:
  Master trust investments:
    At contract value (Notes B, E and I)  $ 2,215,995       $ 2,280
    At fair value (Notes B, F and I)       16,122,546        59,325
                                          -----------       -------
                                           18,338,541        61,605


Receivables:
  Accrued investment income
    and other receivables                      22,764           155

Cash and cash equivalents                     323,185           426
                                          -----------       -------
     Total assets                          18,684,490        62,186
                                          -----------       -------

Liabilities:
  Payable for outstanding purchases             2,857           165
  Accrued expenses and other payables           4,636            51
  Transfer payables (Note H)               18,676,997
                                          -----------       -------
     Total liabilities                     18,684,490           216
                                          -----------       -------
Net assets available for plan benefits    $        -        $61,970
                                          ===========       =======


The accompanying notes are an integral part of the financial statements.

                  RAYTHEON SAVINGS AND INVESTMENT PLAN (10014)

                       STATEMENT OF CHANGES IN NET ASSETS
                          AVAILABLE FOR PLAN BENEFITS
                      for the year ended December 31, 1998

Additions to net assets attributable to:
  Investment income (Notes B, E and I):
    Net appreciation of investments              $ 1,071,553
    Interest & Dividends                             757,891
                                                 -----------
                                                   1,829,444
Contributions and deferrals:
  Employee deferrals                               2,527,892
  Employer contributions                             922,490
  Transfers (Note G)                              14,208,728
                                                 ----------
                                                  17,659,110

     Total additions                              19,488,554
                                                 -----------

Deductions from net assets attributable to:
  Distributions to participants                      849,450
  Administrative expenses                              2,995
  Transfers (Note G and H)                        18,698,079
                                                 -----------
     Total deductions                             19,550,524
                                                 -----------
Decrease in net assets                               (61,970)

Net assets, beginning of year                         61,970
                                                 -----------
Net assets, end of year                          $        -
                                                 ===========


The accompanying notes are an integral part of the financial statements.

                  RAYTHEON SAVINGS AND INVESTMENT PLAN (10014)

                          NOTES TO FINANCIAL STATEMENTS

A.    Description of Plan:

      General

As more fully described in Note H, the Raytheon Savings and Investment Plan (10014) (the "Plan") ceased to exist as of December 31, 1998 and effective January 1, 1999 the Plan was merged into the Raytheon Employee Savings and Investment Plan (RESIP). The following description of the Plan provides only general information that is applicable through December 31, 1998. Participants should refer to the plan document for a complete description of the Plan's provisions.

The Plan, which was established on December 18, 1997, is a defined contribution plan covering certain employees of Raytheon Company (the "Company"). Effective December 18, 1997, employees assumed in connection with the merger of the defense business of Hughes Electronics Corporation with the Company (hereafter referred to as the "Hughes transaction") that participated in the Hughes Thrift and Savings Plan became eligible to participate in the Plan. Participants had the option to rollover amounts accumulated in plans sponsored by the defense business of Hughes Electronics Corporation to the Plan. The option to make a rollover election extended until December 1, 1998. To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first day of each month. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short and long-term investment objectives. The Plan is intended to be a "qualified cash or deferred arrangement" under the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

The Plan's investments are combined with the investments of other similar defined contribution plans of the Company into the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust"). The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

Investment income and administrative expenses relating to the Master Trust are allocated to the individual plans based upon average monthly balances invested by each plan.

      Contributions and Deferrals

Eligible employees are allowed to defer to the Plan up to 10% of their salaries. The Company contributes amounts equal to 50% of each participant's deferral, up to a maximum of 3% of the participant's salary. The contributions are invested in Raytheon Company common stock for two full plan years following the plan year for which the contributions are made, and are then allocated to participants' accounts. For 1998, the annual employee deferral for a participant cannot exceed $10,000. Rollover contributions from other qualified plans are accepted by the Plan. Participants may invest their deferrals in increments of 1% in any combination of seven funds: (a) a Fixed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) the Fidelity Equity Income Fund which invests in shares of a mutual fund consisting primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares of Raytheon Company common stock, (d) a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index, (e) the Fidelity Balanced Fund which invests in shares of a mutual fund consisting of primarily equity securities, bonds and money market instruments,
(f) the Fidelity Magellan Fund, a growth fund which invests primarily in equities of companies of all types and sizes, and (g) the Fidelity Blue Chip Fund, a growth fund which invests primarily in equities of well known and established companies. Amounts held in the RTN-A Wasting Fund and GMH Wasting Fund are shares of Raytheon Company Class A common stock or General Motors Class H common stock, respectively, that were transferred into the Plan as a result of the Hughes transaction. These options are not open for additional contributions and will only be available through December 31, 2002.

Dividends and distributions from investments of the Fidelity Equity Income Fund, the Raytheon Common Stock Fund, the Stock Index Fund, the Fidelity Balanced Fund, the Fidelity Magellan Fund, the Fidelity Blue Chip Fund, the RTN-A Wasting Fund and the GHM Wasting Fund are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

      Participant Accounts

Each participant's account is credited with the participant's deferral, the Company's contribution and an allocation of Plan earnings. Plan earnings are allocated based on account balances by fund.

      Vesting

Participants are immediately vested in their voluntary deferrals plus actual earnings thereon. Vesting requirements for employer contributions plus earnings thereon may vary depending upon when an employee became eligible to participate in the Plan. Vesting generally occurs upon completion of five years of service or upon three years of Plan participation or upon retirement, death, disability, or attainment of normal retirement age. Forfeitures of the nonvested portions of terminated participants' accounts are used to reduce required contributions of the Company.

      Distributions to Participants

A participant may withdraw all or a portion of deferrals, employer contributions and related earnings upon attainment of age 59 1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or a portion of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution until January of the year following attainment of age 65.

      Loans to Participants

A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half of the participant's vested account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the Wall Street Journal on the first business day in June and December of each year. Loans must be repaid over a period of up to 5 years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

       Administrative Expenses

Substantially all expenses of administering the Plan are paid by the plan participants.

B.     Summary of Significant Accounting Policies:

The accompanying financial statements are prepared on the accrual basis of accounting.

The Plan's investment contracts are fully benefit-responsive and are therefore included in the financial statements at their contract value, defined as net contributions and deferrals plus interest earned on the underlying investments at contracted rates. Contract value approximates fair value. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost, which approximates fair value. Participant loans are valued at cost, which approximates fair value.

       Security transactions are recorded on the trade date. Except for its investment contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis. Investment income includes both dividend and interest income.

       Benefits are recorded when paid.

The preparation of the financial statements in conformity with generally accepted accounting principles requires the Plan administrator to make significant estimates and assumptions that affect the reported amounts of net assets and liabilities available for benefits at the date of the financial statements and the change in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from the estimates included in the financial statements.

The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risk. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits.

C.     Federal Income Tax Status:

The Internal Revenue Service has determined and informed the Company by letter dated January 1999 that the Plan, as adopted on December 17, 1997, and related trust are designed in accordance with applicable sections of the Code. The Plan has been amended since applying for the determination letter. However, the Plan administrator and the Plan's legal counsel believe that the Plan is currently designed and being operated in compliance with applicable requirements of the Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

D.     Plan Termination:

Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to discontinue its contributions and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, amounts in participants' accounts will be distributed in a single lump sum; if the participant does not consent to an immediate distribution, the amount can be transferred to another defined contribution plan sponsored by the Company.

E.     Investment Contracts:

The Plan invests in collateralized fixed income investment portfolios which are managed by insurance companies and investment management firms. The credited interest rates are adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The annualized average yield and credited interest rates were as follows:

                                                Annualized          Credited
                                               Average Yield     Interest Rate
For the year ended December 31, 1998:
  Banker's Trust (WBS 92-485)                      6.85%           6.85%
  Metropolitan Life Insurance
     Company (GIC GA-12908)                        6.58%           6.58%
  Metropolitan Life Insurance
     Company (GIC GA-13659)                        6.10%           6.10%
  Prudential Asset Management
     Company (GIC 917163-001)                      6.75%           6.75%
  Connecticut General (GIC 0025174)                5.58%           5.58%
  Fidelity IPL (633-GCDC)                          5.62%           5.62%
  Monumental Life Insurance
     Company (GIC BDA00463FR-00)                   7.84%           7.84%

For the year ended December 31, 1997:
  Banker's Trust (WBS 92-485)                      6.95%           6.95%
  Metropolitan Life Insurance
     Company (GIC GA-12908)                        6.86%           6.86%
  Metropolitan Life Insurance
     Company (GIC GA-13659)                        6.43%           6.43%
  Prudential Asset Management
     Company (GIC 917163-001)                      6.99%           6.99%


The contract values are subject to limitations in certain situations including large workforce reductions and plan termination. In the financial statements the two Metropolitan Life Insurance Company contracts are recorded as one investment option.

F.     Related Party Transactions:

The Plan's trustee is Fidelity Management Trust Company (the "Trustee"). The Trustee holds the funds for the Plan and is responsible for managing the Plan's investment assets, executing all investment transactions, recording approved transactions, and, therefore these transactions qualify as party-in-interest.

In accordance with the provisions of the Plan, the Trustee acts as the Plan's agent for purchases and sales of shares of Raytheon Company common stock. These transactions are performed on a Master Trust level. For the Master Trust, purchases amounted to $288,116,995 and sales amounted to $257,878,566 for the year ended December 31, 1998.

G.     Transfers:

Transfers include transfers of participant accounts, individually and/or in groups, between the Plan and other plans included in the Raytheon Company Master Trust for those participants, and/or groups of participants, who changed plans during the year. Transfers also include transfers of participant accounts, individually and/or in groups, between the Plan and similar savings plans of other companies for those participants who changed companies during the year.

During the year, amounts rolled over by former employees of the defense business of Hughes Electronics Corporation who participated in the Hughes Thrift and Savings Plan and who became eligible to participate in the Plan totaled $12,290,388.

H.     Transfer Payables:

As part of an overall effort to minimize plan design differences and increase administrative efficiencies, the Board of Directors of the Raytheon Company voted on December 16, 1998 to merge the participants and their account balances into the RESIP. The Plan ceased to exist on December 31, 1998 and effective January 1, 1999, the plan provisions of the RESIP govern. The transfer payable amount represents a complete transfer of assets to the RESIP.

                                       11
I.  Fund Data:

    The following is a summary of net assets available for plan benefits by fund as of December 31, 1998:

                                                                    Participant Directed

                                  Fixed                    Raytheon      Stock
                                  Income       Equity       Common       Index     Balanced     Magellan      Blue Chip
                                  Fund          Fund      Stock Fund      Fund       Fund         Fund          Fund
Assets:
  Master trust investments:
    At contract value:
      Bankers Trust            $  780,134
      Prudential Insurance
        Company of America        390,660
      Metropolitan Life
        Insurance Company         980,564
      Fidelity                     42,535
      Connecticut General          10,778
      Monumental Life
        Insurance Company          11,324
    At fair value:
      Fidelity Equity
        Income Fund                         $5,137,337
      Raytheon Company
        Common Stock Fund                                  $297,484
      BT Pyramid Equity
        Index Fund                                                     $622,923
      Fidelity Balanced
        Fund                                                                      $2,134,411
      Fidelity Magellan
        Fund                                                                                   $1,517,997
      Fidelity Blue
        Chip Fund                                                                                             $1,315,762
      Raytheon Class A
        Wasting Stock Fund
      Raytheon GMH
        Wasting Stock Fund
      Loans receivable
        from participants
                               ----------   ----------     --------    --------   ----------   ----------     ----------
          Total investments     2,215,995    5,137,337      297,484     622,923    2,134,411    1,517,997      1,315,762
                               ----------   ----------     --------    --------   ----------   ----------     ----------
Receivables:
  Accrued investment income
    and other receivables                                     1,767       1,315

Cash and cash equivalents         204,355                     4,094       2,782
                               ----------   ----------     --------    --------   ----------   ----------     ----------
          Total assets          2,420,350    5,137,337      303,345     627,020    2,134,411    1,517,997      1,315,762
                               ----------   ----------     --------    --------   ----------   ----------     ----------
Liabilities:
  Payable for outstanding
      purchases                                                 719
  Accrued expenses and other
     payables                                                   690         706
  Transfer payables             2,420,350    5,137,337      301,936     626,314    2,134,411    1,517,997      1,315,762
                               ----------   ----------     --------    --------   ----------   ----------     ----------

          Total liabilities     2,420,350    5,137,337      303,345     627,020    2,134,411    1,517,997      1,315,762
                               ----------   ----------     --------    --------   ----------   ----------     ----------
Net assets available for
     plan benefits             $        0   $        0     $      0    $      0   $        0   $        0     $        0
                               ==========   ==========     ========    ========   ==========   ==========     ==========

                                       12

                                     Participant Directed                Non-Participant
                                                                             Directed

                                RTN.A             GMH                        Raytheon
                               Wasting          Wasting         Loan          Common
                                Fund             Fund           Fund         Stock Fund         Total
Assets:
  Master trust investments:
    At contract value:
      Bankers Trust                                                                            $  780,134
      Prudential Insurance
        Company of America                                                                        390,660
      Metropolitan Life
        Insurance Company                                                                         980,564
      Fidelity                                                                                     42,535
      Connecticut General                                                                          10,778
      Monumental Life
        Insurance Company                                                                          11,324
    At fair value:
      Fidelity Equity
        Income Fund                                                                             5,137,337
      Raytheon Company
        Common Stock Fund                                                     $884,744          1,182,228
      BT Pyramid Equity
        Index Fund                                                                                622,923
      Fidelity Balanced
        Fund                                                                                    2,134,411
      Fidelity Magellan
        Fund                                                                                    1,517,997
      Fidelity Blue
        Chip Fund                                                                               1,315,762
      Raytheon Class A
        Wasting Stock Fund     $1,379,518                                                       1,379,518
      Raytheon GMH
        Wasting Stock Fund                      $1,845,149                                      1,845,149
      Loans receivable
        from participants                                     $987,221                            987,221
                               ----------       ----------    --------        --------        -----------
          Total investments     1,379,518        1,845,149     987,221         884,744        $18,338,541
                               ----------       ----------    --------        --------        -----------

Receivables:
  Accrued investment income
    and other receivables          14,176              252                       5,254             22,764

Cash and cash equivalents          41,345           58,433                      12,176            323,185
                               ----------       ----------    --------        --------        -----------
          Total assets          1,435,039        1,903,834     987,221         902,174        $18,684,490
                               ----------       ----------    --------        --------        -----------
Liabilities:
  Payable for outstanding
     purchases                                                                   2,138              2,857
  Accrued expenses and
     other payables                   495              694                       2,051              4,636
  Transfer payables             1,434,544        1,903,140     987,221         897,985         18,676,997
                               ----------       ----------    --------        --------        -----------
          Total liabilities     1,435,039        1,903,834     987,221         902,174        $18,684,490
                               ----------       ----------    --------        --------        -----------
Net assets available for
   plan benefits               $        0       $        0    $      0       $       0        $         0
                               ==========       ==========    ========       =========        ===========


    The following is a summary of net assets available for plan benefits by fund as of December 31, 1997:

                                                                     Participant Directed

                                                                        Raytheon
                                              Fixed        Equity        Common         Stock      Balanced     Magellan
                                            Income Fund     Fund       Stock Fund     Index Fund      Fund        Fund
Assets:
  Master trust investments:
   At contract value:
     Bankers Trust                          $  852
     Prudential Insurance
       Company of America                      528
     Metropolitan Life
       Insurance Company                       900
   At fair value:
     Fidelity Equity Income Fund*                         $8,617
     Raytheon Company Common Stock*                                     $3,715
     BT Pyramid Equity Index Fund*                                                   $5,307
     Fidelity Balanced Fund*                                                                      $4,183
     Fidelity Magellan Fund*                                                                                    $13,244
     Fidelity Blue Chip Fund*
     Loans receivable from participants*
                                            ------        -------       ------      ------        ------        -------
               Total investments             2,280         8,617         3,715       5,307         4,183         13,244
                                            ------        -------       ------      ------        ------        -------
  Receivables:
    Accrued investment income
     and other receivables                                                  27          12
  Cash and cash equivalents                     23                          67          52
                                            ------        ------        ------      ------        ------        -------
               Total assets                  2,303         8,617         3,809       5,371         4,183         13,244
                                            ------        ------        ------      ------        ------        -------
Liabilities:
  Payable for outstanding purchases                                                     32
  Accrued expenses and other
     payables                                                                7          13
                                            ------        ------        ------      ------        ------        ------
               Total liabilities                -             -             39          13            -             -
                                            ------        ------        ------      ------        ------        ------
Net assets available for plan
     benefits                               $2,303        $8,617        $3,770      $5,358        $4,183        $13,244
                                            ======        ======        ======      ======        ======        =======

*Represents more than 5% of net assets available for plan benefits

                                       14
                                          Participant    Non-Participant
                                           Directed          Directed

                                                           Raytheon
                                           Blue Chip     Common Stock
                                             Fund          Fund         Total
Assets:
  Master trust investments:
   At contract value:
     Bankers Trust                                                       $   852
     Prudential Insurance
       Company of America                                                    528
     Metropolitan Life
       Insurance Company                                                     900
   At fair value:
     Fidelity Equity Income Fund*                                          8,617
     Raytheon Company Common Stock*                         $15,666       19,381
     BT Pyramid Equity Index Fund*                                         5,307
     Fidelity Balanced Fund*                                               4,183
     Fidelity Magellan Fund*                                              13,244
     Fidelity Blue Chip Fund*                  $8,593                      8,593
                                               ------       -------      -------
               Total investments                8,593        15,666       61,605
                                               ------       -------      -------
  Receivables:
    Accrued investment income
     and other receivables                                      116          155

 Cash and cash equivalents                                      284          426
                                               ------       -------      -------
               Total assets                     8,593        16,066       62,186
                                               ------       -------      -------
Liabilities:
   Payable for outstanding purchases                            133          165
   Accrued expenses and other
     payables                                                    31           51
                                               ------        ------      -------
               Total liabilities                   -            164          216
                                               ------        ------      -------
Net assets available for plan
     benefits                                  $8,593        $15,902     $61,970
                                               ======        =======     =======

*Represents more than 5% of net assets available for plan benefits



     The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31, 1998:

                                                            Participant Directed

                            Fixed                      Raytheon       Stock
                            Income          Equity      Common        Index     Balanced        Magellan       Blue Chip
                             Fund            Fund     Stock Fund      Fund        Fund            Fund           Fund
Additions to net assets
   attributable to:
 Investment income:
 Net appreciation
   (depreciation) of
   investments             $       83    $   79,465    $ (5,737)    $ 90,003    $   64,373    $  186,154    $  160,692
 Interest & Dividends         114,180       305,170                                200,836        50,249        36,560
                           ----------    ----------    --------     --------    ----------    ----------    ----------
                              114,263       384,635      (5,737)      90,003       265,209       236,403       197,252
                           ----------    ----------    --------     --------    ----------    ----------    ----------

Contributions and deferrals:
  Employee deferrals          170,269       487,537     209,165      276,620       233,608       690,136       460,557
  Employer contributions
  Transfers                 1,940,001     5,627,909       8,347       72,826     1,858,429       154,693        71,246
                           ----------    ----------    --------     --------    ----------    ----------    ----------
                            2,110,270     6,115,446     217,512      349,446     2,092,037       844,829       531,803
                           ----------    ----------    --------     --------    ----------    ----------    ----------
       Total additions      2,224,533     6,500,081     211,775      439,449     2,357,246     1,081,232       729,055
                           ----------    ----------    --------     --------    ----------    ----------    ----------

Deductions from net assets
  attributable to:
   Distributions to
     participants              85,804       231,655       6,581       46,826       105,585        60,996        43,794
   Administrative expenses        348           948          21           32           359            74            59
   Transfers                                                937                                                  5,459
   Transfers plan mergers   2,420,350     5,137,337     301,936      626,314     2,134,411     1,517,997     1,315,762
                           ----------    ----------    --------     --------    ----------    ----------    ----------
       Total deductions     2,506,502     5,369,940     309,475      673,172     2,240,355     1,579,067     1,365,074
                           ----------    ----------    --------     --------    ----------    ----------    ----------

Interfund transfers           279,666    (1,138,758)     93,930      228,365      (121,074)      484,591       627,426
                           ----------    ----------    --------     --------    ----------    ----------    ----------
Decrease in net assets         (2,303)       (8,617)     (3,770)      (5,358)       (4,183)      (13,244)       (8,593)
Net assets, beginning
  of year                       2,303         8,617       3,770        5,358         4,183        13,244         8,593
                           ----------    ----------    --------      -------    ----------    ----------    ----------
Net assets, end of year    $        0    $        0    $      0      $     0    $        0    $        0    $        0
                           ==========    ==========    ========      =======    ==========    ==========    ==========

                                       16

                                                                 Non-Participant
                                                                     Directed

                             RTN.A            GMH                    Raytheon
                            Wasting          Wasting     Loan         Common
                             Fund             Fund       Fund       Stock Fund        Total

Additions to net assets
   attributable to:
 Investment income:
 Net appreciation
   (depreciation) of
   investments             $   20,270    $   474,057                 $  2,193       $ 1,071,553
 Interest & Dividends                                  $   50,896                       757,891
                           ----------    -----------   ----------    --------       -----------
                               20,270        474,057       50,896       2,193         1,829,444
                           ----------    -----------   ----------    --------       -----------

Contributions and deferrals:
  Employee deferrals                                                                  2,527,892
  Employer contributions                                              922,490           922,490
  Transfers                 1,754,018     1,985,775       727,507       7,977        14,208,728
                           ----------    ----------    ----------    --------       -----------
                            1,754,018     1,985,775       727,507     930,467        17,659,110
                           ----------    ----------    ----------    --------       -----------
       Total additions      1,774,288     2,459,832       778,403     932,660        19,488,554
                           ----------    ----------    ----------    --------       -----------

Deductions from net assets
  attributable to:
   Distributions to
     participants              81,677       124,977        45,827      15,728           849,450
   Administrative expenses        427           706                        21             2,995
   Transfers                    4,116         4,833                     5,737            21,082
   Transfers plan mergers   1,434,544     1,903,140       987,221     897,985        18,676,997
                           ----------    ----------    ----------    --------       -----------
       Total deductions     1,520,764     2,033,656     1,033,048     919,471        19,550,524
                           ----------    ----------    ----------    --------       -----------

Interfund transfers          (253,524)     (426,176)      254,645     (29,091)               -
                           ----------    ----------    ----------    --------       -----------
Decrease in net assets             -            -              -      (15,902)          (61,970)

Net assets, beginning
  of year                          -            -              -       15,902            61,970
                           ----------    ----------    ----------    --------       -----------
Net assets, end of year    $        0    $        0    $        0    $      0       $         0
                           ==========    ==========    ==========    ========       ===========

J.  Master Trust:

    All plan investments are included under the Master Trust. At December 31, 1998, assets of the Plan represented 0% of the total assets under the Master Trust. This has decreased from .002% at December 31, 1997.

     The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1998:

                               Fixed                              Raytheon           Stock
                               Income             Equity           Common            Index           Balanced           Magellan
                                Fund               Fund           Stock Fund         Fund              Fund                Fund
Assets:
 Investments:
  At contract value:
Bankers Trust*               $  473,258,791
Prudential Life Insurance
  Company of America            236,989,116
Metropolitan Life
   Insurance Company*           594,847,154
Fidelity                         25,803,449
Connecticut General               6,538,482
Monumental Life Insurance
 Company                          6,869,338
At fair value:
Fidelity Equity Income
   Fund*                                       $1,464,615,296
Raytheon Company Common
   Stock Fund*                                                  $  799,542,751
BT Pyramid Equity
  Index Fund*                                                                     $  745,602,791
Fidelity Balanced Fund*                                                                            $  442,796,289
Fidelity Magellan Fund*                                                                                             $  379,680,454
Fidelity Blue Chip Fund*
Templeton Foreign I Fund
Fidelity Investment Grade
   Bond Fund
Fidelity Retirement
   Money Market
Vanguard Winsor
Vanguard Wellesley
TRP Small Cap Stock
Raytheon Class A Wasting
   Stock Fund
Raytheon GMH Wasting
   Stock Fund
Loans receivable from
   participants
                             --------------    --------------   --------------    --------------   --------------   --------------
        Total investments     1,344,306,330     1,464,615,296      799,542,751       745,602,791      442,796,289      379,680,454
                             --------------    --------------   --------------    --------------   --------------   --------------
Receivables:
   Employer contribution
   Accrued investment income
      and other receivables                                          4,748,948         1,573,604
   Transfer receivables         580,261,670       762,142,416      440,085,027       216,741,687      312,377,329      236,688,803
Cash and cash equivalents       123,969,201                         11,004,025         3,330,147
                             --------------    --------------   --------------    --------------   --------------   --------------
        Total assets          2,048,537,201     2,226,757,712    1,255,380,751       967,248,229      755,173,618      616,369,257
                             --------------    --------------   --------------    --------------   --------------   --------------

Liabilities:
   Payable for outstanding
      purchases                                                      1,932,125
   Accrued expenses and
      other payables                                                 1,853,618           844,977
   Transfer payables            580,261,670       762,142,416      440,085,027       216,741,687      312,377,329      236,688,803
                             --------------    --------------   --------------    --------------   --------------   --------------
        Total liabilities       580,261,670       762,142,416      443,870,770       217,586,664      312,377,329      236,688,803
                             --------------    --------------   --------------    --------------   --------------   --------------
Net assets available for
   plan benefits             $1,468,275,531    $1,464,615,296   $  811,509,981    $  749,661,565   $  442,796,289   $  379,680,454
                             ==============    ==============   ==============    ==============   ==============   ==============

                                       18

                                                 Templeton      Investment       Retirement       Vanguard          Vanguard
                               Blue Chip         Foreign I        Grade             Money          Winsor           Wellesley
                                 Fund              Fund         Bond Fund        Market Fund        Fund              Fund
  Assets:
  Investments:
     At contract value:
Bankers Trust*
Prudential Life Insurance
   Company of America
Metropolitan Life
   Insurance Company*
Fidelity
Connecticut General
Monumental Life Insurance
   Company
At fair value:
Fidelity Equity Income
   Fund*
Raytheon Company Common
   Stock Fund*
BT Pyramid Equity
   Index Fund*
Fidelity Balanced Fund*
Fidelity Magellan Fund*
Fidelity Blue Chip Fund*     $  391,787,509
Templeton Foreign I Fund                       $   6,966,704
Fidelity Investment Grade
   Bond Fund                                                    $            -
Fidelity Retirement
   Money Market                                                                   $  13,202,524
Vanguard Winsor                                                                                    $           41
Vanguard Wellesley                                                                                                  $           18
TRP Small Cap Stock
Raytheon Class A Wasting
   Stock Fund
Raytheon GMH Wasting
   Stock Fund
Loans receivable from
   participants
                             --------------    --------------   --------------    -------------     -------------   --------------
        Total investments       391,787,509         6,966,704               -        13,202,524                41               18
                             --------------    --------------   --------------    -------------     -------------   --------------
Receivables:
   Employer contribution                                                              3,595,261
Accrued investment income
    and other receivables
Transfer receivables            191,269,141         6,966,652                        16,715,590

Cash and cash equivalents
                             --------------    --------------   --------------    -------------     -------------   --------------
        Total assets            583,056,650        13,933,356               -        33,513,375                 41              18
                             --------------    --------------   --------------    -------------     -------------   --------------
Liabilities:
   Payable for outstanding
     purchases
   Accrued expenses and
     other payables
   Transfer payables            191,269,141         6,966,652                        16,715,590
                             --------------    --------------   --------------    -------------     -------------   --------------
        Total liabilities       191,269,141         6,966,652               -        16,715,590               -                 -
                             --------------    --------------   --------------    -------------     -------------   --------------
Net assets available for
   plan benefits             $  391,787,509         6,966,704   $           -     $  16,797,785     $          41   $           18
                             ==============    ==============   ==============    ==============   ==============   ==============

                                       19

                              TRP Small        RTN.A             GMH
                              Cap Stock       Wasting           Wasting           Loan
                                Fund           Fund              Fund             Fund            Other(1)           Total

 Assets:
  Investments:
     At contract value:
Bankers Trust*                                                                                                      $   473,258,791
Prudential Life Insurance
   Company of America                                                                                                   236,989,116
Metropolitan Life
   Insurance Company*                                                                                                   594,847,154
Fidelity                                                                                                                 25,803,449
Connecticut General                                                                                                       6,538,482
Monumental Life Insurance
   Company                                                                                                                6,869,338
At fair value:
Fidelity Equity Income
   Fund*                                                                                                              1,464,615,296
Raytheon Company Common
   Stock Fund*                                                                                                          799,542,751
BT Pyramid Equity
   Index Fund*                                                                                                          745,602,791
Fidelity Balanced Fund*                                                                                                 442,796,289
Fidelity Magellan Fund*                                                                                                 379,680,454
Fidelity Blue Chip Fund*                                                                                                391,787,509
Templeton Foreign I Fund                                                                                                  6,966,704
Fidelity Investment Grade
   Bond Fund                                                                                                                     -
Fidelity Retirement
   Money Market                                                                                                          13,202,524
Vanguard Winsor                                                                                                                  41
Vanguard Wellesley                                                                                                               18
TRP Small Cap Stock          $         348                                                                                      348
Raytheon Class A Wasting
   Stock Fund                                  $  116,129,149                                                           116,129,149
Raytheon GMH Wasting
   Stock Fund                                                   $  172,859,819                                          172,859,819
Loans receivable from
   participants                                                                   $  250,687,865                        250,687,865
                             --------------    --------------   --------------    --------------     -------------   --------------
Total investments                       348       116,129,149      172,859,819       250,687,865               -      6,128,177,888
                             --------------    --------------   --------------    --------------     -------------   --------------

Receivables:
   Employer contribution                                                                                                  3,595,261
   Accrued investment income
     and other receivables                          1,193,397           23,640                                            7,539,589
   Transfer receivables                           120,761,325      178,295,618       117,046,618    $  855,826,675    4,035,178,551

Cash and cash equivalents                           3,480,490        5,474,220                                          147,258,083
                             --------------    --------------   --------------     -------------    --------------   --------------
        Total assets                    348       241,564,361      356,653,297       367,734,483       855,826,675   10,321,749,372
                             --------------    --------------   --------------     -------------    --------------   --------------
Liabilities:
   Payable for outstanding
     purchases                                                                                                            1,932,125
   Accrued expenses and
     other payables                                    41,711           62,061                                            2,802,367
   Transfer payables                              120,761,325      178,295,618       117,046,618                      3,179,351,876
                              --------------   --------------   --------------     -------------    --------------   --------------
        Total liabilities                 -       120,803,036      178,357,679       117,046,618                -     3,184,086,368
                              --------------   --------------   --------------     -------------    --------------   --------------
Net assets available for
   plan benefits              $         348      $120,761,325   $  178,295,618     $ 250,687,865    $  855,826,675   $7,137,663,004
                             ==============    ==============   ==============    ==============   ==============   ==============

Percentage of Master Trust that are Plan assets - 0.00%

*Represent more than 5% of net assets available for plan benefits

(1) Other represents Raytheon plans merging in from outside the Master Trust.

Note: Not all funds within the Master Trust are available options to participants in the Plan.

                                       20
J.  Master Trust, Continued:

     The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1997:

                                Fixed                             Raytheon         Stock
                               Income            Equity            Common           Index            Balanced         Magellan
                                Fund              Fund            Stock Fund        Fund              Fund              Fund
Assets:
  Investments:
   At contract value:
Bankers Trust*               $351,035,073
Prudential Life Insurance
   Company of America*        217,731,699
Metropolitan Life
   Insurance Company*         371,123,080
At fair value:
Fidelity Equity
   Income Fund*                                $782,799,011
Raytheon Company Common
   Stock Fund*                                                  $745,980,294
BT Pyramid Equity Index
   Fund*                                                                          $484,781,406
Fidelity Balanced Fund                                                                             $117,556,481
Fidelity Magellan Fund                                                                                              $91,863,155
Fidelity Blue Chip
   Fund
Templeton Foreign I
   Fund
Fidelity Investment
   Grade Bond Fund
Fidelity Retirement
   Money Market Fund
Loans receivable from
   participants
                             ------------      ------------     ------------      ------------     ------------     -----------
        Total investments     939,889,852       782,799,011      745,980,294       484,781,406      117,556,481      91,863,155
                             ------------      ------------     ------------      ------------     ------------     -----------
Receivables:
  Employer contribution
  Accrued investment income
    and other receivables                                          5,489,592         1,161,112

Cash and cash equivalents       9,232,100                         13,498,051         4,761,268
                             ------------      ------------     ------------      ------------     ------------     -----------
        Total assets          949,121,952       782,799,011      764,967,937       490,703,786      117,556,481      91,863,155
                             ------------      ------------     ------------      ------------     ------------     -----------
Liabilities:
  Payable for outstanding
    purchases                                                      6,340,318
  Accrued expenses and
    other payables                                                 1,480,875         1,200,471
                            -------------      ------------     ------------      ------------     ------------     -----------
        Total liabilities              -                 -         7,821,193         1,200,471               -               -
                            -------------      ------------     ------------      ------------     ------------     -----------
Net assets available for
   plan benefits            $949,121,952       $782,799,011     $757,146,744      $489,503,315     $117,556,481     $91,863,155
                            ============       ============     ============      ============     ============     ===========

                                       21

                                          Templeton       Investment            Retirement
                        Blue Chip         Foreign I          Grade                Money           Loan
                          Fund              Fund           Bond Fund            Market Fund       Fund                Total
Assets:
  Investments:
   At contract value:
Bankers Trust*                                                                                                      $351,035,073
Prudential Life Insurance
   Company of America*                                                                                               217,731,699
Metropolitan Life
   Insurance Company*                                                                                                371,123,080
At fair value:
Fidelity Equity
   Income Fund*                                                                                                      782,799,011
Raytheon Company Common
   Stock Fund*                                                                                                       745,980,294
BT Pyramid Equity Index
   Fund*                                                                                                             484,781,406
Fidelity Balanced Fund                                                                                               117,556,481
Fidelity Magellan Fund                                                                                                91,863,155
Fidelity Blue Chip
   Fund                     $136,586,123                                                                             136,586,123
Templeton Foreign I
   Fund                                        $5,471,176                                                             5,471,176
Fidelity Investment
   Grade Bond Fund                                              $1,548,125                                            1,548,125
Fidelity Retirement
   Money Market Fund                                                              $12,186,085                        12,186,085
Loans receivable from
   participants                                                                                    $166,395,767      166,395,767
                            ------------       ----------       ----------        -----------      ------------   -------------
        Total investments    136,586,123        5,471,176        1,548,125         12,186,085       166,395,767    3,485,057,475
                            ------------       ----------       ----------        -----------      ------------   --------------
Receivables:
   Employer contribution                                                            4,015,100                          4,015,100
   Accrued investment income
     and other receivables                                                                                             6,650,704

Cash and cash equivalents                                                                                             27,491,419
                            ------------       ----------       ----------        -----------      ------------   --------------
         Total assets        136,586,123        5,471,176        1,548,125         16,201,185       166,395,767    3,523,214,698
                            ------------       ----------       ----------        -----------      ------------   --------------
Liabilities:
  Payable for outstanding
    purchases                                                                                                          6,340,318
  Accrued expenses and
    other payables                                                                                                     2,681,346
                            ------------       ----------       ----------        -----------      ------------   --------------
        Total liabilities             -                -                -                  -                 -         9,021,664
                            ------------       ----------       ----------        -----------      ------------   --------------
Net assets available for
   plan benefits            $136,586,123       $5,471,176       $1,548,125        $16,201,185      $166,395,767   $3,514,193,034
                            ============       ==========       ==========        ===========      ============   ==============

Percentage of Master Trust that are Plan assets  - 0.002%

*Represent more than 5% of net assets available for plan benefits

Note: Not all funds within the Master Trust are available options to participants in the Plan.

The following is a summary of investment income by fund under the Master Trust for the year ended December 31, 1998:

                                   Fixed                       Raytheon          Stock
                                  Income          Equity        Common           Index        Balanced        Magellan
                                   Fund            Fund         Stock Fund       Fund           Fund            Fund
Investment income:
  Net appreciation
    (depreciation) of assets   $    30,695     $ 49,019,748    $74,202,083    $149,571,006    $16,091,158    $62,195,801
  Interest & Dividends          81,886,632       86,279,682          1,792                     42,537,357     13,255,763
                               -----------     ------------    -----------    ------------    -----------    -----------
Total investment
   income/(loss)               $81,917,327     $135,299,430    $74,203,875    $149,571,006    $58,628,515    $75,451,564
                               ===========     ============    ===========    ============    ===========    ===========

                                       23
                                               Templeton      Investment       Retirement      Vanguard     Vanguard
                               Blue Chip       Foreign I        Grade            Money          Winsor      Wellesley
                                  Fund            Fund         Bond Fund       Market Fund       Fund          Fund
Investment income:
  Net appreciation
    (depreciation) of assets   $60,264,181     $(1,095,980)    $ 17,635                       $2,864,378     $1,379,950
Interest & Dividends            13,550,491         752,610      162,858        $  349,740
                               -----------     -----------     --------        ----------     ----------     ----------
Total investment
   income/(loss)               $73,814,672     $  (343,370)    $180,493        $  349,740     $2,864,378     $1,379,950
                               ===========     ===========     ========        ==========     ==========     ==========

                                       24

                                TRP Small         RTN.A           GMH
                                Cap Stock        Wasting        Wasting           Loan
                                  Fund            Fund            Fund            Fund          Total

Investment income:
  Net appreciation
    (depreciation) of assets   $        15     $  (35,268)     $44,604,025                    $459,109,427
Interest & Dividends                                                           $15,334,403     254,111,328
                               -----------     ----------      -----------     -----------    ------------
Total investment
   income/(loss)               $        15     $  (35,268)     $44,604,025     $15,334,403    $713,220,755
                               ===========     ==========      ===========     ===========    ============